UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                                                                                                                                                                                        Date of Report (Date of earliest event reported) March 1, 2016

                                                                Lakeland Financial Corporation
                                                                                                                                                                  (Exact name of registrant as specified in its charter)

                                     Commission File Number:  000-11487

Indiana	35-1559596
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

202 East Center Street
Warsaw, Indiana  46581-1387
(Address of principal executive offices, including zip code)

                                                                                                                                              (574) 267-6144
                                                                                                                                                         (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
                 Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Change in Control Agreements.

The Compensation Committee of the Board of Directors of the Company approved a revised form Change in Control Agreement (the “Form Agreement”) effective March 1, 2016, which was entered into between the Company and each of David M. Findlay, Kevin L. Deardorff, Eric H. Ottinger, Michael E. Gavin, Lisa M. O’Neill, and Kristin L. Pruitt (the “Executives”).  The Form Agreement contains the terms described below.  The Form Agreement supersedes all previous agreements providing for the payment of benefits upon a change in control between the Company and the Executives.

Pursuant to the terms of the Form Agreement, in the event of a termination of an Executive’s employment with the Company, which occurs within the 6 months prior to or the 24 months following a change in control, by the Company other than for cause, death, or disability, or by the Executive for good reason, the Executive will be eligible to receive the following benefits:

1.
A lump sum severance payment in the amount of 200% times the sum of: (i) the greater of the Executive’s then-current annual base salary or the Executive’s annual base salary as of the date one day prior to the change in control, and (ii) the greater of Executive’s then-current target annual performance bonus or the amount of the average annual performance bonus paid (or payable) to Executive for the most recently completed three fiscal years of the Company.

2.
Continuation of medical, dental and vision benefits at the Company’s cost, to the extent the Executive (or any of the Executive’s dependents) is eligible for, and elects, continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), for a period not to exceed the Executive’s eligibility for continuation of coverage under COBRA.

All payments and benefits provided under the Form Agreement are strictly conditioned upon the execution of a general release and waiver of all claims against the Company.

In exchange for the payments and benefits provided under the Form Agreement, each Executive has agreed to be bound by a one year restrictive covenant, which will be effective throughout the geographic area within a 60-mile radius from the location of any office of the Company operating at the time of the Executive’s termination.  The restrictive covenant will prohibit the Executive from competing, in any way, with the Company for the one year period following the Executive’s termination of employment.

The foregoing description of the Form Agreement is qualified in its entirety by reference to the full text of the Form Agreement, a copy of which is attached as Exhibit 10.1 (Form of Change in Control Agreement) to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

10.1	Form of Change in Control Agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lakeland Financial Corporation

Dated: March 1, 2016	By: /s/ David M. Findlay
David M. Findlay
President and Chief Executive Officer